Exhibit 99.2
PlanGrid, Inc. and Subsidiaries

PlanGrid, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(Unaudited)

(in thousands)	October 31, 2018	January 31, 2018
Assets
Current Assets:
Cash and Cash equivalents	$11,979	$11,676
Accounts receivable, net	9,429	6,222
Prepaid expenses and other current assets	2,680	3,305
Marketable securities, short-term	18,860	22,368
Total current assets	42,947	43,571
Property, equipment and software, net	3,746	2,801
Marketable securities, long-term	—	1,783
Other assets	517	517
Total assets	$47,210	$48,672
Liabilities, Redeemable Preferred Stock, and Stockholders' Deficit
Current liabilities:
Accounts payable, accrued expenses, and other current liabilities	$5,580	$5,571
Deferred revenue, short-term	36,204	27,683
Total current liabilities	41,785	33,254
Deferred revenue, long-term	330	405
Other liabilities	68	186
Total liabilities	42,183	33,845
Redeemable Convertible Preferred Stock	81,740	81,714
Stockholders' deficit:
Common stock	—	—
Additional paid-in-capital	9,213	6,339
Accumulated deficit	(85,921)	(73,194)
Accumulated other comprehensive loss	(5)	(32)
Total stockholders' deficit	(76,713)	(66,887)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$47,210	$48,672

The accompanying notes are an integral part of these condensed consolidated financial statements.

PlanGrid, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Nine Months Ended October 31, 2018 and 2017
(Unaudited)

	2018	2017
(in thousands)
Revenues	$52,365	$33,712
Cost of revenues	6,689	4,578
Gross profit	45,676	29,134
Operating expenses:
Research and development	16,120	13,826
Sales and marketing	33,242	25,048
General and administrative	9,219	5,601
Total operating expenses	58,581	44,475
Loss from operations	(12,905)	(15,341)
Other income, net	316	242
Loss before provision for income taxes	(12,589)	(15,098)
Provision for income taxes	(138)	(58)
Net loss	$(12,727)	$(15,157)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PlanGrid, Inc and Subsidiaries
Condensed Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and
Stockholders’ Deficit
(Unaudited)

(in thousands, except share and per share amounts)	Redeemable Convertible Preferred Stock						Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficit
	Series A		Series B		Series AA
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 31, 2018	13,103,073	$30,053	7,043,939	$49,883	4,450,578	$1,778	26,458,836	$—	$6,339	$(73,194)	$(32)	$(66,887)
Accretion of debt issuance costs on redeemable convertible preferred stock	—	8	—	18	—	—	—	—	(27)	—	—	(27)
Issuance of common stock for cash upon exercise of stock options	—	—	—	—	—	—	779,339	—	1,047	—	—	1,047
Share-based compensation, related to employee share-based awards	—	—	—	—	—	—	—	—	1,854	—	—	1,854
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	27	27
Net Loss	—	—	—	—	—	—	—	—	—	(12,727)	—	(12,727)
Balance as of October 31, 2018	13,103,073	$30,061	7,043,939	$49,901	4,450,578	$1,778	27,238,175	$—	$9,213	$(85,921)	$(5)	$(76,713)

(in thousands, except share and per share amounts)	Contingently Redeemable Convertible Preferred Stock				Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficit
	Series A		Series B		Series AA
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 31, 2017	13,103,073	$30,042	6,075,397	$43,009	4,450,578	$1,778	26,048,016	$—	$3,688	$(53,451)	$(30)	$(48,015)
Issuance of contingently redeemable convertible preferred stock, net	—	—	968,542	6,852	—	—	—	—	—	—	—	—
Common stock buyback	—	—	—	—	—	—	(11,487)	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	284,851	—	503	—	—	503
Share-based compensation, related to employee share-based awards	—	—	—	—	—	—	—	—	1,558	—	—	1,558
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	9	9
Net Loss	—	—	—	—	—	—	—	—	—	(15,157)	—	(15,157)
Balance as of October 31, 2017	13,103,073	$30,042	7,043,939	$49,861	4,450,578	$1,778	26,321,380	$—	$5,749	$(68,608)	$(21)	$(61,102)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PlanGrid, Inc and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Nine Months October 31, 2018 and 2017
(Unaudited)

(in thousands)	2018	2017
Cash flows from operating activities
Net loss	$(12,727)	$(15,157)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,144	575
Stock-based compensation expense	1,800	1,531
Amortization of premium/discount on investments	—	(13)
Amortization of debt issuance costs	12	3
Changes in operating assets and liabilities
Accounts receivable, net	(3,227)	(1,904)
Prepaid expenses and other current assets	466	(146)
Accounts payable, accrued expenses and other current liabilities	(137)	(11)
Deferred revenues	8,446	6,839
Other liabilities	(5)	—
Net cash used in operating activities	(4,228)	(8,283)
Cash flows from investing activities
Purchases of property, equipment, and software	(430)	(563)
Capitalized software development costs	(1,570)	(1,268)
Sales and maturities of marketable securities	29,000	21,564
Purchases of marketable securities	(23,515)	(22,848)
Net cash provided by (used in) investing activities	3,484	(3,116)
Cash flows from financing activities
Net proceeds from issuance of preferred stock	—	6,852
Proceeds from exercise of stock options	1,047	503
Cash paid for debt issuance costs	—	(18)
Net cash provided by financing activities	1,047	7,338
Change in cash and cash equivalents	303	(4,061)
Cash and cash equivalents, beginning of period	11,676	13,902
Cash and cash equivalents, end of period	$11,979	$9,841
Supplemental disclosures of cash flow information
Property, equipment, and software accrued but not yet paid	$84	$54
Stock-based compensation expense capitalized for internal-use software	$54	$27

The accompanying notes are an integral part of these consolidated financial statements.

PlanGrid, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

1.	Description of Business

PlanGrid, Inc. (the "Company") is a provider of cloud-based field management solutions for the construction industry. The Company's key product is a Software-as-a-Service ("SaaS") solution with various features for contractors, engineers, and other stakeholders in the construction process. The solution features include the capability to compare blueprint sheets, take measurements, create permissions, and assign tasks, upload photos and attachments, and reference industry-specific documents such as Requests for Information (RFIs), specs, submittals, field reports, etc. The Company's SaaS solutions are available at various pricing levels based on the number of sheets or users. The Company sells its service offerings directly to end-customers through its website, mobile applications, and sales personnel. The Company's SaaS solution is available for customers to access online as well as via mobile platforms (Windows, iOS, and Android).

The Company incorporated in Delaware in 2011 and is headquartered in San Francisco, California. The Company has wholly owned subsidiaries in Canada, Australia, the United Kingdom, and Hong Kong, which commenced operations in February 2016, August 2016, September 2016, and January 2018, respectively.

2.	Basis of Presentation and Recently Issued Accounting Standards

The condensed consolidated financial statements are not audited but in the opinion of management reflect all adjustments that are of a normal recurring nature and that are considered necessary for a fair statement of the results of the periods presented. Certain information and disclosures normally included in audited financial statements have been omitted in these condensed consolidated financial statements. Because the condensed consolidated financial statements do not include all of the information and disclosures required by U.S. GAAP for annual financial statements, they should be read in conjunction with the audited financial statements and notes. The results for the nine months ended October 31, 2018 and 2017 are not necessarily indicative of a full fiscal year’s results.

Recently Issued Accounting Pronouncements Not Yet Adopted

In May 2014. the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09. Revenue from Contracts with Customers (Topic 606) (ASU 2014-09) and has modified the standard thereafter. These standards replace existing revenue recognition rules with a comprehensive revenue measurement and recognition standard and expanded disclosure requirements. ASU 2014-09, as amended, becomes effective for the Company on February I , 2019: however, early adoption is permitted. The standard permits the use of either the retrospective or modified retrospective transition method. Under the retrospective transition method, the standard applies to contracts in all reporting periods presented. Under the modified retrospective transition method, the standard applies only to contracts still open as of February I , 2019, recognizing in beginning retained earnings an adjustment for the cumulative effect of the change and providing additional disclosures comparing results to previous rules. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02 (Topic 842), Leases (ASU 2016-02), which supersedes the guidance in topic ASC 840, Leases. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020: however, early adoption is permitted. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

3.	Revolving Credit Agreement

In September 2017, the Company entered into a two-year revolving credit agreement which provides for a $15.0 million revolving loan facility (the “revolving credit facility”). Borrowings under the revolving credit facility bear interest at an annual rate based on prime rate plus a spread of 0.25%. The Company was in compliance with the covenants of the revolving credit facility as of October 31, 2018 and had total available borrowing capacity on this date of $15.0 million.

4.	Commitments and Contingencies

The Company leases office space in San Francisco under a noncanceable operating lease that expires fiscal 2021, with a renewal option for a period of three years. Rent expense for the nine-month periods ended October 31, 2018 and 2017 was $1.2 million and $1.2 million, respectively. Future minimum lease payments under noncanceable operating leases as of October 31, 2018 was $2.4 million.

In May 2018, the Company entered into an agreement with Amazon Web Services, committing to pay $2.4 million over the course of a one-year period for hosting services. The service period is from June 1, 2018 until May 31, 2019.

From time to time in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such matters as of October 31, 2018.

5.	Stockholders' Deficit

Common Stock
The Company was authorized to issue 67,000,000 shares of $0.00001 par value common stock as of both October 31, 2018 and 2017. As of October 31, 2018 and 2017, the Company had 27,238,175 and 26,321,380 shares of common stock issued and outstanding, respectively.

Redeemable Convertible Preferred Stock
The following table summarizes convertible preferred stock authorized and issued and outstanding as of October 31, 2018:

(In thousands, except per share data)	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Aggregate Liquidation Preference
Series A	13,103,073	13,103,073	$29,975	$30,065
Series AA	4,450,578	4,450,578	1,574	1,597
Series B	7,043,940	7,043,939	49,814	50,000
	24,597,591	24,597,590	$81,363	$81,662

Equity Incentive Plan
In 2012, the Company adopted an Equity Incentive Plan (the Plan) pursuant to which the Company’s board of directors may grant stock options and restricted stock to officers, key employees, and consultants. The Company was authorized to issue up to 14,362,461 and 12,612,461 shares under the Plan as of October 31, 2018 and 2017, respectively. The exercise price for incentive stock options and nonqualified options may not be less than 100% and 85%, respectively, of the fair value of the Company’s common stock at the grant date. Options granted are exercisable over a maximum term of 10 years from the date of the grant and generally vest over a period of 4 years, where 25% vest on the first anniversary and monthly vesting thereafter. Vested but unexercised options expire three months after termination of employment with the Company.

Shares available for future issuance under the Plan are as follows:

Available as of January 31, 2017	649,047
Additional shares authorized	2,243,086
Stock option grants	(3,053,970)
Cancellations	1,032,670
Available as of October 31, 2017	870,833

Available as of January 31, 2018	1,671,553
Additional shares authorized	1,750,000
Stock option grants	(3,727,214)
Cancellations	1,367,647
Available as of October 31, 2018	1,061,986

Data pertaining to stock option activity under the plans was as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 31, 2017	8,215,663	$1.73	8.86	$4,522
Granted	3,053,970	2.23
Exercised	(284,851)	1.77
Canceled or expired	(1,032,670)	2.08
Outstanding at October 31, 2017	9,952,112	$1.84	8.53	$3,847
Options vested and expected to vest as of October 31, 2017	8,981,271	$1.81	8.46	$3,744
Options exercisable as of October 31, 2017	3,589,557	$1.49	7.8	$2,670

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 31, 2018	9,025,423	$1.83	8.3	$3,570
Granted	3,727,214	2.39
Exercised	(779,339)	1.34
Canceled or expired	(1,367,647)	2.07
Outstanding at October 31, 2018	10,605,651	$2.03	8.25	$13,966
Options vested and expected to vest as of October 31, 2018	9,608,930	$2.00	8.14	$12,962
Options exercisable as of October 31, 2018	4,585,975	$1.69	7.23	$7,599

The following table summarizes information about stock options outstanding under the option plan as of October 31, 2018:

	Options Outstanding			Options Exercisable
Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$0.12	63,000	5.21	$0.12	63,000	$0.12
$0.82	729,161	5.97	$0.82	729,161	$0.82
$0.85	659,175	6.23	$0.85	621,018	$0.85
$0.9	302,823	6.54	$0.90	257,207	$0.90
$0.92	171,087	6.91	$0.92	140,565	$0.92
$2.03	646,102	7.96	$2.03	338,120	$2.03
$2.17	814,575	9.04	$2.17	170,822	$2.17
$2.22	2,951,794	9.56	$2.22	80,617	$2.22
$2.24	1,703,716	8.50	$2.24	709,227	$2.24
$2.33	2,030,906	7.37	$2.33	1,470,651	$2.33
$3.35	533,312	9.85	$3.35	5,587	$3.35
	10,605,651			4,585,975

Stock-Based Compensation
Total stock-based compensation expense was as follows (in thousands):

	Nine Months Ended October 31,
	2018	2017
Cost of revenues	$33	$22
Research and development	490	451
Sales and marketing	801	716
General and administrative	530	369
	$1,854	$1,558

The range of assumptions used as inputs into the BSM option pricing model are provided in the following table:

Nine Months Ended October 31,
	2018	2017
Fair value of common stock	$ 2.22 - $ 3.35	$ 2.17 - $ 2.24
Expected volatility	49.90% - 52.16%	52.70% - 54.37%
Expected dividend yield	—%	—%
Risk-free rate	2.77% - 3.01%	1.85% - 2.01%
Expected term (in years)	5.57 - 6.75	5.74 - 6.82

6.	Subsequent events

The Company's management has evaluated subsequent events through February 25, 2019, which is the date the financial statements were available to be issued.

In December 2018, the Company terminated this revolving credit facility and paid a $75,000 termination fee. There were no amounts outstanding under the revolving credit facility as of the termination date.
On December 19, 2018, the Company was acquired by Autodesk, Inc. for preliminary purchase consideration of approximately $777.6 million paid in exchange for all of the outstanding equity interests of PlanGrid, consisting of cash payments to holders of PlanGrid common and preferred stock, and vested stock options; the issuance of replacement awards in exchange for PlanGrid partially vested stock options and partially vested RSUs.